Exhibit 10.15

BioXcel Therapeutics Inc.

FIRST AMENDMENT TO STRATEGIC ADVISOR AGREEMENT

This AMENDMENT (the “Amendment”) to the Strategic Advisor Agreement (the “Agreement”), dated July 10, 2017, by and between BioXcel Therapeutics Inc, a Delaware corporation having a principal place of business at 780 East Main Street, Branford, Connecticut (the “Company”) and Vince O’Neil (the “Strategic Advisor”) is dated as of January 22, 2018 (the “Amendment Effective Date”).  Capitalized terms not defined herein shall have the meanings assigned to them in the Agreement.

WITNESSETH:

WHEREAS, on July 10, 2017, Strategic Advisor and the Company entered into the Agreement; and

WHEREAS, the parties now desire to amend the Agreement to increase Strategic Advisor’s Compensation pursuant to the terms herein;

NOW, THEREFORE, in consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Agreement is hereby amended as follows:

1.                                      The first sentence after the header “Fees.” in Section 3 of the Agreement shall be deleted and replaced by the following:

Fees.                     Subject to Sections 5 and 6 of this Agreement and provided that this Agreement remains in effect during the time periods set forth below, the Company shall pay the Strategic Advisor at a rate of: (a) $90,000 annually up to and including October 9, 2017; (b) $114,000 annually from October 10, 2017 up to and including November 9, 2017; and $180,000 annually from November 10, 2017 thereafter, for each full year (up to 50% of the total business hours in a month) that the Strategic Advisor devotes to the performance of the Services, including attending meetings, consultations, clinical strategy/plans and presentations to investors at the request of the Company.

2.                                      Miscellaneous

(A)                               This Amendment shall be construed and interpreted in accordance with the laws of the State of Connecticut without giving effect to the conflict of laws rules thereof or the actual domiciles of the parties.

(B)                               Except as amended hereby, the terms and provisions of the Agreement shall remain in full force and effect, and the Agreement is in all respects ratified and confirmed. On and after the date of this Amendment, each reference in the Agreement to the “Agreement”,

“hereinafter”, “herein”, “hereinafter”, “hereunder”, “hereof”, or words of like import shall mean and be a reference to the Agreement as amended by this Amendment.

(C)                               This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single Amendment.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first stated above.

BIOXCEL THERAPEUTICS, INC.

By:	/s/ Vimal Mehta
Name: Vimal Mehta
Title: CEO

By:	/s/ Vince O’Neill
Name: Vince O’Neill
Title: Strategic Advisor